UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 17, 2012

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On October 17, 2012 Reata Pharmaceuticals informed Abbott that it is discontinuing the Phase 3 clinical study, known as BEACON, designed to evaluate bardoxolone methyl in patients with advanced (stage 4) chronic kidney disease (CKD) and type 2 diabetes. The discontinuation is based on a recommendation from the study’s Independent Data Monitoring Committee (IDMC) regarding safety concerns due to “excess serious adverse events and mortality in the bardoxolone methyl arm.”  Regulatory Agencies have been notified of this decision, and study sites and study participants are currently being informed.

Reata and Abbott will closely examine the data from this study to determine whether there is an appropriate path forward for the development of bardoxolone methyl in chronic kidney disease or other indications.

Abbott has the rights to bardoxolone methyl outside the U.S., excluding certain Asian markets.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this Form 8-K may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2011 and in Item 1A, “Risk Factors,” to our quarterly report on Securities and Exchange Commission Form 10-Q for the quarter ended June 30, 2012, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: October 18, 2012	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer

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